THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IS IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS ISSUED PURSUANT TO THAT CERTAIN SUBSCRIPTION AGREEMENT BETWEEN THE INITIAL HOLDER OF THIS WARRANT (THE "INVESTOR") AND DYADIC INTERNATIONAL, INC., A DELAWARE CORPORATION FORMERLY KNOWN AS CCP WORLDWIDE, INC. (THE "COMPANY").

                                                         Dated: November 1, 2004

                           DYADIC INTERNATIONAL, INC.

                     WARRANT ("WARRANT") TO PURCHASE SHARES
                                       OF
                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                                 _______ SHARES

      1. Number of Shares Subject to Warrant. This is to certify that, FOR VALUE RECEIVED, _____________ (the "Investor"), is entitled to purchase from the Company, at any time before the termination of this Warrant pursuant to Section 3 hereof, at an exercise price equal to $5.50 per share (the exercise price in effect from time to time hereafter being called the "Warrant Price"), _____ shares ("Warrant Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), upon such Investor's exercise of this Warrant pursuant to Section 7 hereof. The number of Warrant Shares purchaseable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

      2. Definitions. As used in this Warrant, the following terms shall have definitions ascribed to them below:

      (a) "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state of New York are authorized or required by law or other government actions to close between the hours of 9:30 a.m. and 5:00 p.m. Eastern Standard Time.

      (b) "Holder" shall mean the Investor and any permitted transferees.

      (c) "Trading Market" means the following markets or exchanges on which the Warrant Shares are listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the NASD Over-The-Counter Bulletin Board (the "OTC Bulletin Board").

      (d) "VWAP" shall mean for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, other that the OTC Bulletin Board, the daily volume weighted average trading price of the Common Stock for such date on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Standard Time to 4:02 p.m. Eastern Standard Time) using the AQR function; (b) if the Common Stock is not then listed or quoted on a Trading Market other than the OTC Bulletin Board and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average trading price of the Common Stock for such date on the OTC Bulletin Board or if there are no trades on that date, then the average of the closing bid and ask prices of the Common Stock as reported by the OTC Bulletin Board for that date; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported for that date; or (d) in all other cases, the fair market value of a share of Common Stock as determined by a nationally recognized-independent appraiser selected in good faith by the Board of Directors of the Company.

      3. Termination. Unless terminated sooner under the terms of this Warrant, this Warrant shall terminate and no longer be exercisable at 5:00 p.m., Eastern Standard Time, on October 29, 2009.

      4. Fractional Shares. No fractional shares shall be issuable upon exercise of this Warrant and the number of shares to be issued shall be rounded up to the nearest whole share.

      5. No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

      6. Reservation of Stock. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute, issue and deliver the necessary certificates for shares of Warrant Shares issuable upon the exercise or conversion of this Warrant.

      7. Exercise of Warrant. This Warrant may be exercised at any time prior to its termination by the surrender of this Warrant, together with the Notice of Exercise and the Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed, at the principal office of the Company, specifying the portion of this Warrant to be exercised and accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Shares being purchased. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise. If the Warrant shall be exercised for less than the total number of shares of Warrant Shares then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein.

      8. Adjustment of Exercise Price and Number of Shares. The number of shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

            (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. The Warrant Price and the number of shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's common stock.

            (b) Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

      9. Adjustment for Capital Reorganization, Consolidation, Merger or Sale. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's capital stock, then in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior to the consummation of such capital reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 9; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

      10. Notice of Warrant. On the happening of an event requiring an adjustment of the Warrant Price or the Warrant Shares purchaseable hereunder, the Company shall forthwith give a written notice to the Holder stating the adjusted Warrant Price and the adjusted number and kind of securities or other property purchaseable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

      11. Call of Warrant. At any time after the Closing Date as defined in the Subscription Agreement and from time to time thereafter (the "Effective Date"), the Company shall have the right, upon 15 Business Days' prior written notice to the Holder (the "Call Notice"), to call all or any portion of this Warrant at a price equal to $.001 per Warrant Share (the "Call Price") at any time, provided that (i) the Warrant Shares are registered for resale pursuant to the Act and shall have been for at least the 20-trading day period preceding the Call Notice, (ii) the prospectus under which such Warrant Shares have been registered has not been suspended at any time during the 20-trading day period preceding the Call Notice, (iii) the Warrant Shares are currently listed (and have not been suspended from trading) on a Trading Market as of the date the Call Notice is delivered to the Holder through the effective date of such call, (iv) the Company is not in default (or taken any action or failure to act which through the passage of time would result in a default) under the subscription agreement that the Warrant Shares have been registered pursuant to, and (v) the average VWAP for the Common Stock on a Trading Market for any period of at least 10 consecutive Business Days is equal to or greater than 150% of the Warrant Price (subject to adjustment to reflect forward or reverse stock splits, stock dividends, recapitalizations and the like) (the "Threshold Price"). The Company must exercise this right to call the Warrant within 3 trading days after the satisfaction of the last of the conditions in clauses (i) through (v) of the immediately foregoing sentence to be satisfied. At any time prior to the Effective Date of such call, the Holder shall have the right to exercise this Warrant in accordance with its terms. As soon as practicable after the Effective Date of such call, the Company shall mail or deliver to the Holder a check in the amount of the Call Price times the number of Warrant Shares remaining available for purchase under this Warrant at the Effective Date. Upon receipt of such check, the Holder shall surrender, via mail or delivery, this Warrant to the Company for cancellation. After the Effective Date of such call, this Warrant shall no longer be exerciseable.

      11. Additional Restrictions on Exercise. In not event shall the Holder hereof have the right to exercise any portion of this Warrant for shares of Common Stock or to dispose of any portion of this Warrant to the extent such right to effect such exercise or disposition would result in the Holder and its affiliates together beneficially owning more than 4.99% of the outstanding shares of Common Stock. For purposes of this Section 11, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The restrictions contained in this Section 11 may not be altered, ameded, deleted or changed in any matter whatsoever without the consent of the Holder and the holders of the outstanding shares of Common Stock and the Holder shall approve, in writing such alteration, amendment, deletion or change. Nothing in this Section 11 shall be construed as limiting the exercise or disposition of all or any portion of this Warrant, either by the Holder or as may be required pursuant to Section 10 above, to the extent such exercise or disposition of all or any portion of this Warrant would not result in such Holder and its affiliates together beneficially owning more than 4.99% as a result of such disposition or exercise, whether in whole or in part.

      12. Transfer of Warrant. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Act and any other applicable federal or state securities laws.

      13. Amendments and Waivers. This Warrant and any term hereof may only be amended, waived, discharged or terminated by a written instrument signed by the Company and the Investor.

      14. Miscellaneous. This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. All notices and other communications from the Company to the Holder of this Warrant shall be delivered, personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three Business Days after deposit in the United States mail.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.

                                       DYADIC INTERNATIONAL, INC.
                                       (f/k/a CCP WORLDWIDE, INC.)

                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                  Attachment 1

                               NOTICE OF EXERCISE

TO: DYADIC INTERNATIONAL, INC.

      1. The undersigned hereby elects to purchas _________ Warrant Shares of Dyadic International, Inc. (f/k/a CCP Worldwide, Inc.) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

      2. Please issue a certificate representing said shares of Warrant Shares in the name specified below:

        ------------------------                     ---------------------------
        Name                                         Name

        ------------------------                     ---------------------------
        Street Address                               Street Address

        ------------------------                     ---------------------------
        State, City and Zip Code                     State, City and Zip Code

HOLDER:

-------------------------------
Signature of Holder of Warrant

-------------------------------
Name of Holder of Warrant (print)

--------------------------
Date

                                  Attachment 2

                       INVESTMENT REPRESENTATION STATEMENT

                            Shares of Warrant Shares
                     (as defined in the attached Warrant) of
                           DYADIC INTERNATIONAL, INC.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to Dyadic International, Inc. (f/k/a CCP Worldwide, Inc.) (the "Company") as follows:

      (a) The securities to be received upon the exercise of the Warrant (the "Warrant Shares" as defined in the attached Warrant) will be acquired for investment for the undersigned's own account; not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of the undersigned's property shall at all times be within the undersigned's control. By executing this Statement, the undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Warrant Shares issuable upon exercise of the Warrant.

      (b) The undersigned understands that the Warrant Shares issuable upon exercise of the Warrant at the time of issuance may not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

      (c) The undersigned agrees that in no event will the undersigned make a disposition of any Warrant Shares acquired upon the exercise of the Warrant unless and until (i) the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the undersigned shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

      (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that the undersigned is able to fend for himself, herself or itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investments, and has the ability to bear the economic risks (including the risk of a total loss) of the undersigned's investment. The undersigned represents that the undersigned has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which the undersigned considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked, satisfactorily answered by the Company.

      (e) The undersigned acknowledges that the Warrant Shares issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

HOLDER:

-------------------------------
Signature of Holder of Warrant

-------------------------------
Name of Holder of Warrant (print)

--------------------------
Date